                                                                   EXHIBIT 10.12
                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of June 11, 1998 (the "Effective Date") by and between GeneMedicine, Inc., a Delaware corporation (the "Company") and Eric Tomlinson, D.Sc. (the "Executive"). The Company and Executive are hereinafter collectively referred to as the "Parties," and individually referred to as a "Party."

                                    RECITALS

     A. The Company hereby agrees to continue to employ Executive, and Executive hereby accepts continued employment by the Company, upon the terms and conditions set forth in this Agreement.

     B. The Company and the Executive have previously entered into an Employment Agreement, dated effective as of January 1, 1998 (the "Prior Agreement") memorializing the terms of Executive's engagement by the Company.

     C. The Company and the Executive desire to terminate the Prior Agreement and to enter into this Agreement, the terms of which shall supersede, amend and restate in their entirety the terms of the Prior Agreement.

                                   AGREEMENT

     In consideration of the foregoing recitals and the mutual promises and covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

1.   EMPLOYMENT AND TERM.

     1.1 Executive shall serve as the Vice Chairman of the Board of Directors of the Company and primarily be responsible for (i) coordinating and leading any and all corporate partnering discussions and negotiations between the Company and Boehringer Mannheim or Roche Holding Ltd., (ii) identifying and evaluating other suitable strategic initiatives and corporate partnering opportunities for the Company and (iii) assisting in the Company's investor relation efforts. Executive shall report to and be subject to the general direction and control of the Board of Directors of the Company (the "Board").

     1.2 Except as otherwise provided for in this Agreement, the initial term of this Agreement shall commence on the Effective Date and shall terminate on December 31, 1998 (the "Initial Term"). This Agreement shall automatically be renewed for additional one (1) month periods (each a "Renewal Period" and, together with the Initial Term, collectively the "Term") unless either Party provides written notice to the other, no later than three (3) months prior to the commencement of the applicable Renewal Period, of its election not to extend the Term as provided in this sentence. Notwithstanding anything herein to the contrary, either party may terminate this Agreement at any time, with or without cause, subject to the terms and conditions of Sections 4 and 5 herein.

     1.3 Executive agrees to resign from the Board upon termination of his employment with the Company for any reason.

2.   LOYAL AND CONSCIENTIOUS PERFORMANCE.

     2.1 During his employment with the Company, Executive shall devote his full business energies, interest, abilities and productive time to the proper and efficient performance of his duties under this Agreement.

     2.2 During the Term and for a period of eighteen (18) months thereafter, Executive agrees to not, solicit, for himself or others, any person or entity that is or was a customer of the Company during his employment with the Company, or a potential customer with whom the Company had significant contacts during his employment with the Company for any purpose or activity that is directly or indirectly competitive with the business of the Company, or solicit the employment or services of, or attempt to cause to leave the employment or service of the Company, or any affiliate of the Company, or otherwise interfere with the relationship of the Company or any affiliate of the Company, with any person who is or was employed by, or otherwise engaged to perform services for, the Company or any affiliate of the Company, whether such affiliation is in the capacity of employee, consultant, independent contractor or otherwise.

     2.3 Executive hereby acknowledges and agrees that the scope of the covenants set forth in this Section 2 are reasonable and necessary to protect the interests of the Company.

     2.4 Although the restrictions set forth in this Section 2 are considered by the Parties to be reasonable in all circumstances, it is recognized that restrictions of the nature in question may fail for unforeseen reasons, and accordingly it is hereby agreed and declared that if any of the restrictions set forth in this Section 2 shall be adjudged to be void as going beyond what is reasonable in all of the circumstances for the protection of the Company and of the Executive or for any other reason, but would be valid if part of the wording thereof were deleted or the periods (if any) thereof reduced or the range of activities or area dealt with thereby reduced in scope, such restrictions shall apply with such modifications as may be necessary to make them valid and effective and such provisions shall be modified accordingly.

     2.5 The provisions of this Section 2 shall survive any termination of this Agreement.

3.   COMPENSATION OF EXECUTIVE.

     3.1 So long as Executive is employed by the Company, the Company shall pay Executive a salary (the "Base Salary") of three hundred ten thousand one hundred twenty eight dollars ($310,128) per year, payable in regular periodic payments in accordance with Company policy. Such salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year.

     3.2 So long as Executive is employed by the Company, the Company agrees to pay Executive seven hundred sixty-five dollars and seven cents ($765.07) per month or such other reasonable amount that the Executive is actually billed for reasonable health and medical benefits chosen by the Executive.

     3.3 The Company agrees to maintain Executive's membership at The Woodlands Country Club (the "Club") so long as Executive is employed by the Company.

     3.4 If Executive sells the home in which he resides as of the Effective Date, at any time prior to the later to occur of (i) June 30, 2000 or, (ii) the date which is eighteen (18) months after the Term, the Company agrees to reimburse Executive for reasonable closing costs up to a maximum of thirty thousand dollars ($30,000), provided that Executive personally incurs such closing costs in the sale of his home. Executive shall also be entitled to receive from the Company an additional payment (the "gross-up payment") in an amount that is equal to the taxes imposed upon the reimbursement, if any. Executive shall not be entitled to any additional payment on the gross-up payment. Executive must submit appropriate documentation in accordance with the Company's expense reimbursement policy in order to receive reimbursement for such costs.

     3.5 So long as Executive is employed by the Company, the Company agrees to reimburse the Executive for all reasonable and necessary business expenses in accordance with the Company's expense reimbursement policies.

     3.6 All of Executive's compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

4.   TERMINATION.

     Executive's employment with the Company may be terminated under the following conditions:

     4.1 DEATH OR DISABILITY. Executive's employment with the Company shall terminate effective upon the date of Executive's death or "disability" as defined under Section 4.1.1.

          4.1.1 The term "disability" shall mean total mental or physical incapacity of the Executive, which continues for not less than one (1) month and is based upon a certification of such incapacity by Executive's physician or a duly licensed physician selected by the Board.

     4.2 TERMINATION BY THE COMPANY/EXPIRATION OF THE TERM. Executive's employment with the Company shall be deemed terminated upon the expiration of the Term; provided, however, that the Company may terminate Executive's employment under this Agreement at any time and for any reason by delivery of written notice to the Executive prior to the expiration of the Term. Any notice of termination given pursuant to this Section 4.2 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in Section 9 below.

     4.3 TERMINATION BY EXECUTIVE. Executive may terminate his employment under this Agreement at any time and for any reason prior to the expiration of the Term by delivery of a written notice to the Company. Any notice of termination given pursuant to this Section 4.3 shall effect termination as of the date specified in such notice or, in the event no date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in Section 9 below.

5.   COMPENSATION UPON TERMINATION.

     5.1 Termination by the Company/Expiration of Term. Upon the termination of Executive's employment as described in Section 4.2, including upon the expiration of the Term, and upon Executive's furnishing to the Company and an executed waiver and release of claims (a form of which is attached hereto as Exhibit A), Executive shall be entitled to the following:

          5.1.1 Executive's Base Salary and accrued benefits through the expiration date of the Term, payable promptly following termination;

          5.1.2 A severance payment equal to one and one-half (1 1/2) times Executive's annual Base Salary in effect at the time of termination, payable in accordance with Section 5.5 below;

          5.1.3 Amendment of each of the stock option grants set forth on Exhibit B (the "Options") to reflect that: (i) the vesting of each of the Options shall be accelerated such that the Options shall be fully vested upon termination, and (ii) each of the Options shall be exercisable up to and including two (2) years from the termination date of Executive's employment. Pursuant to applicable tax laws, the Options will lose potentially favorable tax treatment afforded incentive stock options if not exercised within ninety (90) days of Executive's termination date.

          5.1.4 Seven hundred sixty-five dollars and seven cents ($765.07) per month from the Company for reasonable health benefits chosen by the Executive, plus continued payment for Club membership, until the date that is eighteen (18) months after the expiration date of the Term. Executive shall be solely responsible for all expenses arising from his use of the Club other than the Club membership fee.

     5.2 DEATH AND DISABILITY. If Executive's employment shall be terminated by death or disability as provided in Section 4.1, the provisions of Section 5.1 shall apply.

     5.3 TERMINATION BY EXECUTIVE. If Executive shall terminate Executive's employment with the Company prior to the expiration date of the Term, then upon Executive's furnishing to the Company an executed waiver and release of claims (a form of which is attached hereto as Exhibit A), Executive shall be entitled to the following:

          5.3.1 Executive's Base Salary and accrued benefits through the date of termination, payable promptly following termination;

          5.3.2 A severance payment equal to one and one-half (1 1/2) times Executive's annual Base Salary in effect at the time of termination, payable in accordance with Section 5.5 below;

          5.3.3 Amendment of each of the Options to reflect that: (i) the Options shall be accelerated such that the number of vested shares under the Options shall equal the number of shares that would have vested under the Options had Executive remained an employee for an additional eighteen (18) months following the date of termination, and (ii) each of the Options shall be exercisable up to and including two (2) years from the date of termination of Executive's employment;

          5.3.4 Seven hundred sixty-five dollars and seven cents ($765.07) per month from the Company for reasonable health benefits chosen by the Executive, plus continued payment for Club membership, until the date that is eighteen (18) months after the date of termination of Executive's employment. Executive shall be solely responsible for all expenses arising from his use of the Club other than the Club membership fee.

     5.4 CHANGE OF CONTROL. If, during the Term, a Change of Control occurs as defined in Section 7.1.1, and the Executive's employment with the new company is terminated by the new company for any reason whatsoever, the provisions of
Section 5.1 shall apply upon such termination.

     5.5 TIMING OF SEVERANCE PAYMENTS. Severance payments payable pursuant to Sections 5.1.2 and 5.3.2 shall be paid in accordance with this Section 5.5. Promptly following termination, Executive shall be paid an amount equal to the product of (A) a fraction, the numerator of which is the number of months (rounded to the nearest whole month) remaining between the date of termination and December 31, 1999 and the denominator of which is twelve (12), times (B) Executive's annual Base Salary in effect at the time of termination. No later than January 15, 2000, Executive shall be paid an amount equal to (X) one and one-half (1 1/2) times Executive's annual Base Salary in effect at the time of termination minus (Y) the amount paid in accordance with the preceding sentence.

6.   CONFIDENTIAL INFORMATION; EXECUTIVE'S DUTIES UPON TERMINATION.

     6.1 No Confidential Information shall be disclosed by the Executive to any third party or used by the Executive for the benefit of the Executive or any third party without the prior written consent of the Company.

     6.2  Confidential information shall not include information that:

          6.2.1 at the time of its disclosure, is publicly available through no fault of the Parties;

          6.2.2 at the time of its disclosure, is, without fault of the receiving party, part of the public domain;

          6.2.3 subsequent to its disclosure hereunder, is obtained by the Executive from a third party not subject to a contractual or fiduciary obligation for confidentiality to the disclosing party;

          6.2.4 is required to be disclosed under court or governmental order, rule or regulation; or

          6.2.5 is disclosed pursuant to any research grant related to technology outside of gene therapy.

     6.3 Upon termination of the employment of Executive for any reason, Executive will deliver to the Company all documents, notebooks, designs, specifications, customer lists, drawings, manuals, reports, plans and other data of any nature containing or relating to the Confidential Information, Technology or Inventions, and Executive will not deliver to anyone else any of such documents or data or any reproduction of such documents or data containing or relating to the Confidential Information, Technology or Inventions of the Company.

     6.4 Executive agrees to make prompt and complete disclosure to the Company of every Invention. Executive agrees that the Company shall have sole ownership rights to all Inventions and agrees to cooperate fully, at no expense to the Executive, with the Company to secure and defend the Company's said ownership rights. Executive hereby assigns to the Company any rights the Executive may acquire in any such Inventions.

          6.4.1 Exhibit C hereto contains a true, complete and accurate list of all inventions, copyrights, patents or improvements of the Executive relevant to the subject matter of the employment of the Executive by the Company that had been made or conceived or first reduced to practice by the Executive alone or jointly with others prior to the employment of the Executive and prior to Executive's execution of this Agreement and which Executive desires to remove from the operation of this Agreement.

     6.5 Executive represents that the performance of all the terms of this Agreement by Executive and as an officer of the Company does not and, to the best knowledge of the Executive, will not breach any agreement or duty to keep in confidence proprietary information acquired by Executive in confidence or in trust prior to the employment of the Executive by the Company. Executive represents that the Executive has not entered into, and the Executive hereby covenants that the Executive will not enter into, any agreement either written or oral, in conflict herewith. Executive represents that at the present time Executive is not restricted from entering into this Agreement.

     6.6 Executive represents that Executive has not brought to the Company and covenants that Executive will not bring to the Company or use in the performance of the Executive's responsibilities at the Company any proprietary information, materials or documents of a former or present employer that are not generally available to the public, unless the Executive has obtained prior written authorization from the former or present employer. Executive hereby covenants that the Executive shall not breach any obligation of confidentiality or duty that the Executive may have to former or present employers.

     6.7 The provisions of this Section 6 shall survive any termination of this Agreement.

7.   DEFINITIONS.

     7.1 As used herein, the following terms shall have the following meanings:

          7.1.1 CHANGE OF CONTROL means the occurrence of one or more of the following events: (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation in which the Company's shareholders immediately prior to the transaction do not hold beneficial ownership of a least fifty percent (50%) of the outstanding voting shares of the new or continuing corporation; (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (iv) at least a majority of the outstanding corporate shares of the Company are sold, exchanged or otherwise disposed of, in one transaction or series of related transactions and the Company's shareholders immediately prior to such transaction or transactions do not hold beneficial ownership of at least fifty percent (50%) of the outstanding voting shares of the Company or of the ownership interests of the entity for which shares of the Company were exchanged (taking into account only such shareholders' ownership of the Company prior to the time such transaction or transactions commenced); or (v) the Company sells all or substantially all of its assets to a single purchaser or to a group of associated purchasers.

          7.1.2 CONFIDENTIAL INFORMATION shall mean, subject to Section 6.2, the Technology in the field of gene therapy known by, or disclosed to, or learned by, or developed by, the Executive in the course and scope of the performance of this Agreement, which information is not generally known in the trade, science or industry in which the Company and/or its affiliates are engaged.

          7.1.3 INVENTIONS shall mean all improvements, discoveries, inventions, whether patentable or not, copyrightable works, copyrights, trade secrets, formulae, processes techniques, and other developments and advances with respect to the Technology in the field of gene therapy that are developed, conceived or reduced to practice by the Executive in the course and scope of the performance of this Agreement during the Term and for a period of one year thereafter that result from the Executive's duties hereunder or result from the use of premises or equipment owned, leased or contracted for by the Company.

          7.1.4 TECHNOLOGY shall mean all know-how, information, ideas, concepts, designs, specifications, suggestions, improvements, discoveries, inventions, copyrightable works, uncopyrightable works, copyrights, patent rights, unpatentable works, patents, trade secrets, formulae, processes, techniques, methods, machines, devices, products, services, marketing plans, strategies, forecasts and customer lists and other data, in each case that are included within the field of gene therapy, and includes, without limiting the generality of the foregoing, notebooks, drawings, computer software, manuals, reports, specifications and other writings or compilations of information, engineering and other scientific and practical information, models and records.

8.   ASSIGNMENT AND BINDING EFFECT.

     8.1 This Agreement, including Exhibits A, B and C shall be binding upon and inure to the benefit of Executive and Executive's heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of Executive's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.

9.   NOTICES.

     9.1 All notices or demands of any kind required or permitted to be given by the Company or Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

          9.1.1  If to the Company:

               Vice President, Human Resources
               GeneMedicine, Inc.
               8301 New Trails Drive
               The Woodlands, Texas  77381-4248

               If to Executive:

               Eric Tomlinson, D.Sc.
               7 Morning Arbor Place
               The Woodlands, Texas  77381-6628

Any such written notice shall be deemed received when personally delivered or three (3) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving notice to the other Party in the manner specified in this section.

10.  CHOICE OF LAW.

     10.1 This Agreement shall be construed and enforced in accordance with the laws of the State of Texas without regard to the place of execution or the place for performance thereof. This Agreement is to be at least partially performed in Harris County, Texas, and, as such, the Company and the Executive agree that personal jurisdiction and venue shall be proper with the state or federal courts situated in Harris County, Texas, to hear such disputes arising under this Agreement.

11.  INTEGRATION.

     11.1 This Agreement contains the complete, final and exclusive agreement of the Parties relating to the subject matter of this Agreement, and supersedes all prior oral and written employment agreements or arrangements between the Parties, including without limitation the Prior Agreement and that certain Employment and Stock Purchase Agreement, dated as of July 31, 1992, between the Company and Executive, except for the benefits Executive may be entitled to under the terms and conditions of the GeneMedicine, Inc. Cash Incentive Retention and Severance Plan.

12.  PUBLIC ANNOUNCEMENTS.

     12.1 The Parties agree that no public announcements regarding the terms and conditions of this Agreement, including Executive's termination of employment, will be made by either party, except as is required in order to comply with all applicable laws and regulations;

provided that, the Company shall use reasonable efforts to give Executive an opportunity to review and comment regarding any such required public announcements.

13.  AMENDMENT.

     13.1 This Agreement cannot be amended or modified except by a written agreement signed by Executive and the Company.

14.  WAIVER.

     14.1 No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the wavier in claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

15.  SEVERABILITY.

     15.1 The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the Parties' intention with respect to the invalid or unenforceable term or provision.

16.  INTERPRETATION; CONSTRUCTION.

     16.1 The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has been encouraged, and has consulted with, his own independent counsel and tax advisors with respect to the terms of this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

17.  REPRESENTATIONS AND WARRANTIES.

     17.1 Executive represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that his execution and performance of this Agreement will not violate or breach any other agreements between Executive and any other person or entity.

18.  COUNTERPARTS.

     18.1 This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall contribute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                 The Company:

                                 GENEMEDICINE, INC.
                                 a Delaware Corporation


                                 By: Kathryn Stankis
                                 Name:
                                      -----------------------------------
                                 Title:Vice President, Human Resources


                                 EXECUTIVE:

                                 Eric Tomlinson
                                 -----------------------------------------


Waiver and Release Agreement - Exhibit A
Stock Options - Exhibit B
Inventions - Exhibit C

                                   EXHIBIT A

                          RELEASE AND WAIVER OF CLAIMS

  In consideration of the payments and other benefits set forth in Sections 5.1 and 5.3 of the Employment Agreement dated June 11, 1998, to which this form is attached, I hereby furnish GeneMedicine, Inc. (the "Company") with the following release and waiver.

  I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment termination date with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment, including, but not limited to, discrimination claims, claims under the California Fair Employment and Housing Act, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation.

  I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this waiver and release is knowing and voluntary, and that the consideration given for this waiver and release is in addition to anything of value to which I was already entitled as an employee of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the waiver and release granted herein does not relate to claims which may arise after this agreement is executed; (b) I have the right to consult with an attorney prior to executing this agreement (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days from the date I receive this agreement, in which to consider this agreement (although I may choose voluntarily to execute this agreement earlier); (d) I have seven (7) days following the execution of this agreement to revoke my consent to the agreement; and (e) this agreement shall not be effective until the seven (7) day revocation period has expired.


Date:                               By:
     -----------------------           -----------------------------

                                   EXHIBIT B

                                 STOCK OPTIONS



GRANT DATE             TYPE       SHARES        PRICE     SHARES EXERCISED       OUTSTANDING         OUTSTANDING
                                  GRANTED                                         UN-VESTED          EXERCISABLE
-------------------------------------------------------------------------------------------------------------------
30-Aug-94              ISO           50,000       8.375                   0               7,217              42,713
-------------------------------------------------------------------------------------------------------------------
11-Jul-95              ISO           20,000       9.750                   0               7,418              12,512
-------------------------------------------------------------------------------------------------------------------
1-Jul-96               ISO           40,000       3.813                   0              24,990              15,050
-------------------------------------------------------------------------------------------------------------------
8-Jul-97               ISO           30,000       6.875                   0              26,250               3,750
-------------------------------------------------------------------------------------------------------------------
8-Jul-97               ISO           20,000       6.875                   0              17,472               2,521
-------------------------------------------------------------------------------------------------------------------
6-Jan-98               ISO           50,000       5.375                   0              50,000                   0
-------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT C

                                   INVENTIONS

                              TABLE OF CONTENTS

                                                                      Page

1.   Employment and Term................................................1
2.   Loyal and Conscientious Performance................................2
3.   Compensation of Executive..........................................2
4.   Termination........................................................3
5.   Compensation Upon Termination......................................3
6.   Confidential Information; Executive's Duties Upon Termination......5
7.   Definitions........................................................6
8.   Assignment and Binding Effect......................................7
9.   Notices............................................................7
10.  Choice of Law......................................................8
11.  Integration........................................................8
12.  Public Announcements...............................................8
13.  Amendment..........................................................8
14.  Waiver.............................................................8
15.  Severability.......................................................8
16.  Interpretation; Construction.......................................9
17.  Representations and Warranties.....................................9
18.  Counterparts.......................................................9


                                       i